EXHIBIT 10.3 Form of Deed of Trust


DEED OF TRUST WITH
ASSIGNMENTS OF RENTS


This DEED OF TRUST is made and entered into as of this ______day of July 2013, by and between PW TULARE SOLAR, LLC, a California limited liability company, whose address is 301 Winding Road, Old Bethpage, NY 11804, herein called Trustor, Fidelity National Title Company, herein called Trustee, and HUDSON BAY PARTNERS, LP, a New York limited partnership, whose address is 301 Winding Road, Old Bethpage, NY 11804, herein called Beneficiary.

Reference is made to the following facts:

WHEREAS, the Trustor has executed and delivered a promissory note of even date herewith, payable to the order of the Beneficiary, in the principal sum of one million one hundred fifty-five thousand Dollars ($1,155,000) with interest and any other charges thereon, payable as provided in the note (the "A Note"); and

WHEREAS, the Trustor has executed and delivered its promissory note of even date herewith, payable to the order of the Beneficiary, in the principal sum of four hundred ninety-five thousand Dollars ($495,000) with interest and any other charges thereon, payable as provided in the note (the "B Note", and together with the A Note, the "Notes"); and

WHEREAS, the Trustor is the owner of certain real property located in Tulare County, California more particularly described on Exhibit A hereto (each property a "Site", and collectively the "Sites"), which are subject to five individual leases as described on Exhibit B hereto (each a "Lease", and collectively the "Leases"); and

WHEREAS, the Trustor desires to secure the following obligations (the "Obligations") of the Trustor to the Beneficiary:

(i)	the payment of the principal sum, interest, charges and
other indebtedness evidenced by the Notes, including any extensions, renewals, replacements and amendments thereof; and

(ii)	the payment, performance, discharge and satisfaction of
every covenant, agreement, warranty, representation, undertaking, term and condition contained herein, in the Notes, in the Guaranty of even date executed and delivered by Power REIT and in the other Loan Documents, and any amendment, extension, modification, replacement or re-casting of any one or more of the Loan Documents. "Loan Documents" shall mean this Deed of Trust, the Notes, the Power REIT Guaranty and all other documents or filings required to effect the transactions contemplated herein.

NOW, THEREFORE, to secure the Obligations and for consideration provided, the Trustor hereby irrevocably gives, bargains, sells, confirms and grants a security interest to the Beneficiary, in the Trustor's entire right, title and interest in and to the Sites, and any buildings and improvements, now or hereafter situated thereon and owned by the Trustor, together with all of Trustor's right, title and interest in and to:

(a)	All rights, licenses, easements now or hereafter
appurtenant thereto, and all other rights of the Trustor of whatever kind or nature, whether running covenants or otherwise now or hereafter appurtenant thereto; and

(b)	Any other estate, title or interest in such land or such
buildings and improvements, and in the streets and ways adjacent thereto, to the extent now owned or hereafter acquired by the Trustor; and

(c)	All leases now existing or hereafter entered into by the
Trustor with respect to such land, buildings and improvements, and all the rents, issues, profits, revenues, and other income received or receivable by the Trustor under and by virtue of such leases, including without limitation, the Leases; and

(d)	All fixtures, equipment, machinery, furnishings and
articles of personal property of every kind and nature whatsoever, tangible or intangible, now or hereafter located on the above-described land or used or to be used in connection with the construction, operation, maintenance, management and sales or leasing of the improvements presently located thereon or proposed to be constructed thereon, whether now owned or hereafter acquired by the Trustor, including, without limitation, all bank accounts in Trustor's name and cash balances in such bank accounts, whether currently in existence or hereinafter opened; and

(e)	All proceeds of the conversion, voluntary or involuntary,
of all or any portion of the above-described property into cash, negotiable instruments or other instruments for the payment of money, chattel paper, security agreements, documents or liquidated claims, including, without limitation, all insurance proceeds and all awards arising out of eminent domain proceedings or other proceedings similar thereto.


The above-described land, buildings and improvements, and other rights described in (a), (b) and (c) above, together with any and all additions thereto or replacements thereof, and together with all such property described in (d) and (e) above, insofar as such property is, or can by agreement of the parties be made, a part of the realty, are herein referred to as the "Real Estate". All such property described in (d) and (e) above is hereinafter referred to as the "Collateral". The Collateral and the Real Estate are collectively referred to as the "Property," or such portion thereof as is appropriate to the context in which the term "Property" is used.

TO HAVE AND TO HOLD the above granted and bargained Property, with the privileges and appurtenances thereof, unto Beneficiary, its successors and assigns, forever, to its and their proper use and behoof forever.

	The Trustor covenants, warrants and agrees with the Beneficiary as follows:

1.	Payment and Performance of Obligations.  The Trustor shall make all payments and perform all obligations, agreements, undertakings and covenants under the Notes and this Deed of Trust.

2.	Trustor's Covenants.  So long as either or both of the Notes are outstanding, the Trustor shall:

(a)	pay, before the same become delinquent, all taxes, charges,
sewer use fees, water rates and assessments related to the Property;

(b)	maintain or cause its tenant to maintain liability
insurance in form and substance reasonably acceptable to the Beneficiary, which insurance shall have a limit of at least $2,000,000 per occurrence, and maintain such other insurance as is appropriate for similar properties leased to solar projects and to the extent possible, name Beneficiary as additional insured thereon. If Beneficiary is not named as additional insured, any insurance payments received by Trustor shall be pledged under this agreement to Beneficiary;

(c)	not commit waste on the Property;

(d)	not introduce or release, or permit any of its partners
agents, employees, invitees or contractors to introduce or release, any hazardous wastes or hazardous substances onto the Property, and shall remove in accordance with applicable law any such hazardous wastes or substances that come to be located on the Property as a result of the actions of the Trustor, its partners, agents, employees, invitees, or contractors. Trustor shall have no obligations or liability under this section with respect to the actions of Beneficiary or any other parties;

(e)	perform any and all obligations of lessor under the Leases,
enforce all obligations of lessee under the Leases, and not amend, modify or terminate the Leases;

(f)	so long as any amounts remain outstanding and unpaid under
the Loan Documents, not make any distributions to its member(s) without the written consent of Beneficiary; and

(g)	not incur any indebtedness (unless 100% of the proceeds of
such indebtedness are used to pay off both of the Notes simultaneously with the closing of the indebtedness), other than trade payables in the ordinary course of its business outstanding not more than thirty (30) days; and

3.	Priority of Lien.    The Trustor shall not cause any attachments,
lis pendens or mechanics', materialmen's or other liens or encumbrances of any kind to attach to the Property after the date hereof, whether such liens or encumbrances be prior or subordinate to this Deed of Trust. Without limitation, the Trustor shall pay and discharge all claims for labor done and material and services furnished to or performed upon the Property alleged to have been furnished to or for Trustor, and shall take all other steps necessary to prevent the assertion of claims of liens against the Property or any part thereof or any right or interest therein. Nothing herein contained shall require the Trustor to pay any claims for labor, materials, or services that the Trustor in good faith disputes and that the Trustor, at its own expense, is currently and diligently contesting; provided, however, that the Trustor shall, not later than ninety (90) days after Trustor's receipt of notice, or Trustor's acquiring actual knowledge, whichever occurs earlier, of the filing of any claim of lien that is disputed or contested by Trustor with respect to the Property, post a bond sufficient to dissolve or release such claim of lien, or take such other action as may be requested or approved by the Beneficiary to dissolve or release such claim of lien. Trustor agrees to indemnify Beneficiary with respect to any loss cost or damages sustained by Beneficiary (including, without limitation, reasonable attorneys' fees to be paid as incurred) as a result of Beneficiary's failure to comply with the provisions of this Section. Pursuant to the Transaction Documents (as defined below), Trustor has a put right to sell one or more Site(s) back to the original owner under certain conditions. Each time, if ever, Trustor exercises any of its put rights, Beneficiary agrees to release all liens and claims on the Site(s) (together with all other assets and lease(s) related to such Site(s)) being sold pursuant to such exercise of put rights, provided however, that 100% of the net proceeds (after any closing expenses) are applied to the principal balance of the A Note.

4.	Eminent Domain Proceeds.

		Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of all or any part of the Property or the whole or any part of the buildings, structures and improvements located on the Real Estate, Trustor will notify
Beneficiary of the pendency of such proceedings. Beneficiary may participate in any such proceedings, and Trustor shall from time to time deliver to Beneficiary all instruments or documents requested by it to permit such participation. Trustor shall, at its expense, diligently prosecute any such proceeding and shall consult with the Beneficiary, its attorneys and experts and cooperate with them in any defense of any such proceedings.

	The awards of damages on account of any condemnation for public use of or injury to the Property shall be paid to the Beneficiary;
such awards shall, at the option of the Beneficiary, be applied to or toward the indebtedness secured by this Deed of Trust in such order as the Beneficiary may determine.


5.	Events of Default.  The occurrence of any of the following events shall be deemed an "Event of Default" or "Default" hereunder:

(a)	failure of the Trustor to make any payment of principal,
interest or other charges when due under the Note (whether at maturity or by call or acceleration) or any other payment of funds due hereunder which failure continues for three (3) business days or more after notice from the Beneficiary to the Trustor; or

(b)	prior to the last Operations Date (as defined in each
respective Lease) to occur among all the Leases, the Seller materially defaults on any of its obligations under the Transaction Documents. "Seller" shall mean ImMODO California 1, LLC, together with all of its affiliates. "Transaction Documents" shall mean the purchase and sale agreement between Trustor and Seller, together will other documents incidental to the purchase and sale transaction, including the parent guaranty and the put option agreement; or

(c)	the termination of any Lease that has achieved its
Operations Date or the occurrence of any Default (as defined in each respective Lease) under any Lease that has achieved its Operations Date; or

(d) 	 any material payment default by Power REIT, a Maryland
real estate investment trust ("Guarantor"), on any of its payment or guaranty obligations with respect to borrowed money, which default remains uncured after any applicable notice and cure periods; or

(d) 	Guarantor experiences a Change in Control, as defined by
paragraph 2.10 of the Power REIT 2012 Equity Incentive Plan as publicly filed with the Securities and Exchange Commission on Form DEF 14A on April 30, 2012; or

(e)	breach of any other term, obligation, covenant, agreement,
undertaking, condition, provision, representation or warranty contained in this Deed of Trust, remaining uncured for a period greater than thirty (30) days, provided that, if any such default cannot reasonably be remedied within thirty (30) days after written notice of such default to Trustor, then provided Trustor commences to cure the same within such thirty (30) day period and proceeds thereafter with due diligence to completion, Trustor shall have the additional time reasonably necessary to remedy same; or

(f)	if Trustor or Guarantor shall make an assignment for the
benefit of creditors; if a receiver, liquidator or trustee shall be appointed for Trustor or Guarantor or if Trustor or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Trustor or Guarantor, or if any proceeding for the dissolution or liquidation of Trustor or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Trustor or Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days following its filing; or

(g)	if any of the membership interests in Trustor become vested
in any person or entity other than Guarantor, or if Guarantor pledges or collaterally assigns any of such membership interests.

6.	Remedies.  Upon the occurrence of an Event of Default, the
Beneficiary shall have the right to exercise the STATUTORY POWER OF SALE, without limiting the same right, the Beneficiary may also, or in the alternative (but shall not be required), at its option and without notice, exercise any or all of the following remedies:

(a)	declare the entire indebtedness of the Trustor immediately
due and payable without notice;

(b) 	either in person or by agent, with or without bringing any
action or proceeding, in so far as such action may be allowed under the laws of the State of California, enter upon and take possession of the Property, or any part thereof, in its own name, to operate, manage and control the Property and conduct the business thereof and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Property, or part thereof or interest therein, increase the income therefrom or protect the security hereof. The entering upon and taking possession of the Property shall not cure or waive any default or notice of default hereunder;

(c) 	take such steps to protect and enforce its rights whether
by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Notes, this Deed of Trust, or the other Loan Documents, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Beneficiary shall elect;

(d)	exercise any and all of the rights and remedies of a
secured party under the California Uniform Commercial Code; and

 (e) take such other actions or proceedings as the Beneficiary deems necessary or advisable to protect its interest in the Property.

	In addition to the foregoing remedies, after the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Deed of Trust or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of the Beneficiary, the Beneficiary shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Obligations, forthwith either before or after declaring the unpaid principal of the Notes to be due and payable, consent to the appointment of a receiver or receivers of the Property or any part thereof and of all the earnings, revenues, rents, issues, profits and income thereof. Notwithstanding the appointment of any receiver, liquidator or trustee of the Trustor, or of any of its property, or of the Property or any part thereof, the Beneficiary shall be entitled to retain possession and control of all property now or hereafter held under this Deed of Trust.

	The Beneficiary may, at the Beneficiary's option, foreclose this Deed of Trust for any portion of the debt or any other sums secured hereby which are then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the secured debt not then due.

	Such remedies shall continue until all such Events of Default have been cured by Trustor and all foreclosure or other proceedings which shall have been commenced are completed, and such remedies may be exercised individually, sequentially or in concert. All of the rights and remedies of the Beneficiary set forth in this Deed of Trust and the Loan Documents are cumulative and not exclusive of one another and may be exercised in any order, and the exercise of one shall not be construed to be a waiver of any of the others. Such remedies are also cumulative and not exclusive of any and all other remedies now or hereafter available to the Beneficiary under any law or in equity or otherwise. The resort to any remedy provided for hereunder or under any other instrument given in connection with the financing arrangement secured hereby or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies. No delay or omission to exercise any right or power shall impair such right or power or constitute a waiver of any Default or Event of Default or acquiescence therein; and each such right and power may be exercised as often as deemed expedient.

7.	Subrogation.

	Should the proceeds of the Notes or any part thereof, or any amount paid or advanced hereunder by Beneficiary, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Property on a parity with or superior to the lien hereof, then as additional security hereunder, the Beneficiary shall be subrogated to any and all rights, equal or superior titles, liens and equities owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

8.	Notice.  Wherever notice, demand or a request may properly be given to the Trustor under this Deed of Trust, the same shall always be sufficient to serve as a notice, demand or request hereunder if in writing and (i) hand delivered, (ii) delivered to a recognized private express delivery service for overnight delivery or (iii) posted in the United States mail by registered or certified mail, return receipt requested, addressed in any such case to the Trustor at the address given in this Deed of Trust as the Trustor's address or to the business address of the Trustor last known to the Beneficiary hereof. Any such notice, demand or request shall be treated as having been given upon hand delivery to such address or three (3) days after deposit with such delivery service or the United States mails. A notice so addressed shall always be a sufficient notice, notwithstanding a change in the ownership of the equity of redemption of the Real Estate, whether or not consented to by the Beneficiary. Where more than one person constitutes the Trustor, one notice sent to the address given in this Deed of Trust as the Trustor's address or the last known business address of any one of them shall constitute sufficient notice to all.

9.	Beneficiary's Right to Cure Default.  If there shall be any
breach in any condition or covenant of this Deed of Trust, the Beneficiary shall have the right, but without any obligation so to do, to cure such default for the account of the Trustor and, to the fullest extent permissible according to law, apply any funds credited by or due from the Beneficiary to the Trustor against the same (without any obligation first to enforce any other rights of the Beneficiary, including, without limitation, any rights under the Notes or this Deed of Trust, or any guarantee thereof, and without prejudice to any such rights). Without limiting the generality of the foregoing, the Trustor hereby authorizes the Beneficiary to pay all taxes, sewer use fees, water rates and assessments, with interest, costs and charges accrued thereon, which may at any time be a lien upon the Property, or any part thereof; or to incur and pay reasonable expenses in protecting its rights hereunder and the security hereby granted; to pay any balance due under any security agreement on any articles, fixtures and equipment included as a part of the Property; and the payment of all amounts so expended or incurred shall be considered advances under the Notes and shall be secured hereby as fully and effectively as any other obligation of the Trustor secured hereby; and, to the fullest extent permissible according to law, to apply to any of these purposes or to the repayment of any amounts so paid by the Beneficiary any sums paid on the Notes or this Deed of Trust by the Trustor as interest or otherwise.

10. 	Indemnification.

(a)	Trustor hereby agrees that it will indemnify and hold
harmless the Beneficiary, its affiliates, and all of their respective directors, officers, employees, agents, general partners, controlling persons and heirs (each such person being an " Indemnified Party") from and against any and all losses, claims, damages, expenses and liabilities, joint or several, incurred by such Indemnified Party (or which may be claimed against them by any person or entity whatsoever), as and when incurred, (including counsel fees and expenses), by reason of or in connection with (A) the execution, delivery, lending of monies, administration or enforcement of this Deed of Trust or the Notes or any of the other Loan Documents (including any and all remedies available to Beneficiary), (B) the execution and delivery or transfer of, or payment or failure to pay under, this Deed of Trust, the Notes, or any of the other Loan Documents, (C) any breach by Trustor of any of the provisions of this Deed of Trust, the Notes, or any of the other Loan Documents, (D) to the extent Beneficiary is not named as additional insured on the Tenant's insurance policy, for any and all losses, claims, damages, expenses and liabilities incurred by Indemnified Party that would have been otherwise covered had Indemnified Party been named an additional insured on the insurance policy, or (E) any instance of bad faith, willful or reckless misconduct or gross negligence on the part of Trustor or its principals or agents; provided, however, that Trustor will not be liable to the extent that any loss, claim, damage, expense or liability is found by a court of competent jurisdiction to have resulted from Beneficiary's bad faith, willful or reckless misconduct or gross negligence.

(b)	If any action shall be brought against an Indemnified Party
in respect of which indemnity may be sought against, such Indemnified Party shall promptly notify Trustor in writing, and Trustor shall promptly assume the defense thereof, including the retention of counsel reasonably satisfactory to Indemnified Party, the payment of all fees and expenses and the right to negotiate and consent to settlement. Such
Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, and at such Indemnified Party's option to exclude
Trustor and its counsel from such defense, and the fees and expenses of such Indemnified Party's counsel shall be at the expense of Trustor. Trustor shall not be liable for any settlement of any such action effected without its consent by an Indemnified Party, but if settled with the consent of Trustor or if there is a final judgment for the plaintiff in any such action against an Indemnified Party, with or without the consent of Trustor, Trustor agrees to indemnify and hold harmless each such Indemnified Party to the maximum extent provided herein. Trustor shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could be a party and indemnity could be sought hereunder by such Indemnified Party, without the prior written consent of such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on all claims that are or could be the subject matter of such proceeding.

(c)	The provisions of this section shall be in addition to any
recourse either party may have against the other party at
common law or otherwise, and shall survive the term or
complete payoff of this Deed of Trust and/or the Notes or any
of the other Loan Documents.   For purposes of this Section,
an "affiliate" of a specified person shall mean a person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, the specified person.

11.	Miscellaneous.

(a)	Any provision contained in this Deed of Trust, the Notes or
elsewhere notwithstanding, the Beneficiary shall not be entitled to receive or collect, nor shall the Trustor be obligated to pay, interest on any of the monies secured hereby in excess of the maximum rate of interest permitted by the laws of the jurisdiction applicable thereto, and if any such provision shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by the laws of the jurisdiction applicable thereto, the provisions of this paragraph shall control and shall override any contrary or inconsistent provision in this Deed of Trust, the Notes or elsewhere. The intention of the parties is to conform strictly to applicable usury laws and every instrument relating to payment of any of the monies secured hereby shall be held subject to reduction to the amount allowed under said usury laws as construed by the courts having jurisdiction.

(b)	All of the Beneficiary's rights and remedies set forth in
this Deed of Trust and the Loan Documents are cumulative and not exclusive of one another and may be exercised in any order, and the exercise of one shall not be construed to be a waiver of any of the others. Such remedies are also cumulative and not exclusive of any and all other remedies available to the Beneficiary.


(c)      	If the Beneficiary shall have proceeded to invoke any
right, remedy or recourse permitted under this Deed of Trust or any other obligation of the Trustor, and shall thereafter elect to discontinue or abandon the same for any reason, the Beneficiary shall have the unqualified right to do so and in such event the Trustor and the Beneficiary shall be restored to their former positions with respect to the Obligations. In such case this Deed of Trust, all other obligations, and all rights, remedies and recourse of the Beneficiary shall continue as if the same had not been invoked.

(d)      	No waiver at any time of any of the provisions or
conditions of this Deed of Trust or of any other obligation of the Trustor shall be construed as a waiver of any other of the conditions or provisions of this Deed of Trust or of any of such obligations, nor shall such waiver in any instance be construed as a waiver of the same provision or condition in other or subsequent instances. A consent or approval given by the Beneficiary in one instance shall not render such consent or approval unnecessary in future instances.

(e)      	This Deed of Trust may not be waived, changed or
discharged orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change or discharge is sought and any oral waiver, change or discharge of any provision of this Deed of Trust by a representative of any party shall be without authority and of no force and effect.

(f)     	If any term or provision of this Deed of Trust or the
application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Deed of Trust shall be valid and shall be enforced to the fullest extent permitted by law.

(g)	Paragraph headings in this Deed of Trust are for
convenience and reference only and the words and phrases contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of any of the provisions herein.

(h)	This Deed of Trust shall be governed by and construed in
accordance with the laws of the State of New York, but not including the choice of law rules thereof. The parties hereby submit to the exclusive jurisdiction of the State and Federal Courts sitting in and for the City and County of New York, New York in respect of any and all actions arising under this Agreement, and waive any objections or challenges to personal jurisdiction, venue or the convenience of forum in any such actions brought in such courts. Notwithstanding the foregoing, the creation, perfection, and enforcement of the lien created hereby shall be governed by the laws of the State of California to the extent necessary to enforce the provisions of this Deed of Trust.

(i)	The word "Trustor", as used herein, shall mean the person
or persons named at the beginning of this instrument as the Trustor, its successors and permitted assigns, any subsequent owner or owners of the equity of redemption of the Real Estate, and any guarantor, jointly and/or severally, of the obligations of the Trustor hereunder or under the other Loan Documents.
Where more than one person constitutes the Trustor, provisions in this Deed of Trust with reference to bankruptcy or insolvency or the like shall refer to each of the persons who is at that time one of the Trustor, so that if, for example, but without limitation, any person who is one of the Trustor (or is a partner, trustee or joint venturer in an entity which is one of the Trustor) shall file a petition in bankruptcy, such filing shall be treated as a breach of condition of this Deed of Trust. The Trustor may not assign any of its obligations hereunder without the prior written consent of the Beneficiary.

(j)	The word "Beneficiary", as used herein, shall mean the
Beneficiary named at the beginning of this instrument, its successors and assigns, and any subsequent holder or holders of this Deed of Trust.

(k)	The word "Notes", as used herein, shall include the
promissory notes described at the beginning of this instrument as the Notes, and all extensions, renewals, replacements and amendments thereof.

(l)	All of the rights of the Beneficiary hereunder shall inure
to the benefit of its successors and assigns, and any subsequent holder or holders of this Deed of Trust, and all the covenants and agreements of the Trustor herein contained shall be binding upon the Trustor, its successors and permitted assigns; and, where more than one person constitutes the Trustor the liability of such persons under this Deed of Trust for the obligations set forth herein shall be joint and several.

(m) 	Trustor shall pay all out-of-pocket costs of the
Beneficiary incurred in connection with the review, documentation and closing of the loan secured hereby.

12.	The Trustor, for itself, its heirs, executors, administrators, successors, and permitted assigns, represents, warrants and covenants with the Beneficiary and its heirs, executors, administrators, successors and assigns, that Trustor is lawfully seized in fee simple of the granted premises; that they are free from all encumbrances other than those matters appearing of record as of the date hereof (including the Leases); that the Trustor has good right to sell and convey the same; and that Trustor will, and Trustor's heirs, executors, administrators, successors, and permitted assigns, shall, represent warrant and defend the same to the Beneficiary and its heirs, executors, administrators, successors and assigns forever against the lawful claims and demands of all persons claiming by, through, or under Trustor; and that the Trustor and its heirs, executors, administrators, successors and permitted assigns, in case a sale shall be made under the power of sale, will, upon request, execute, acknowledge and deliver to the purchaser or purchasers a deed or deeds of release confirming such sale.



	IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date first above written.
Trustor:
      PW Tulare Solar, LLC

       By:_____________________
				            Arun Mittal, Manager